EXHIBIT 20.2



                         MDSI MOBILE DATA SOLUTIONS INC.

                            MANAGEMENT PROXY CIRCULAR

                               as at May 18, 2001

SOLICITATION OF PROXIES

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of MDSI Mobile Data Solutions Inc. ("MDSI" or the "Company") for the use at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 28, 2001 (the "Meeting") and any adjournment thereof at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of the Company. All costs of solicitation will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are the Chairman and the Chief Executive Officer of the Company. A shareholder wishing to appoint some other person (who need not be a shareholder) to represent him at the Meeting has the right to do so, either by inserting such person's name in the blank space provided in the form of proxy and striking out the two printed names or by completing another form of proxy. A proxy will not be valid unless the completed and signed form of proxy is received by Computershare Trust Company of Canada, 4th Floor - 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, by 5:00 p.m. of the last business day (excluding Saturdays, Sundays and holidays) preceding the day of the Meeting or any adjournment thereof, or is delivered to the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment thereof.

Pursuant to Section 148(4) of the Canada Business Corporations Act (the "Act"), a shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, 1040 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9, at any time up to and including the last business day preceding the day of the Meeting, or if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF SHARES REPRESENTED BY PROXY AND DISCRETIONARY POWERS

Shares represented by proxies may be voted by the proxyholder on a show of hands, except where the proxyholder has conflicting instructions from more than one shareholder, in which case such proxyholder will not be entitled to vote on a show of hands. In addition, shares represented by proxies will be voted on any poll. In either case, where a choice with respect to any matter to be acted upon has been specified in the proxy, the shares will be voted or withheld from voting in accordance with the specification so made.

WERE NO CHOICE HAS BEEN SPECIFIED BY THE SHAREHOLDER IN THE PROXY WITH RESPECT TO ANY MATTER TO BE ACTED UPON, SUCH SHARES WILL BE VOTED IN FAVOUR OF EACH MATTER.

The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgement on such matters or business. At the time of the printing of this Management Proxy Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

RECORD DATE AND RIGHT TO VOTE

The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed at Tuesday, May 15, 2001.

Every shareholder of record at the close of business on May 15, 2001 will be entitled to vote either in person or by proxy at the Meeting or any adjournment(s) thereof, except to the extent that:

(a) such shareholder has transferred the ownership of any of his shares after May 15, 2001; and

(b) the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that he owns the shares, and demands, not later than 10 days before the Meeting, that his name be included in the list of shareholders entitled to vote at the Meeting, in which case the transferee is entitled to vote those shares at the Meeting.

A person duly appointed under an instrument of proxy will be entitled to vote the shares represented thereby only if the proxy is properly completed and delivered in accordance with the requirements set out under the heading "APPOINTMENT AND REVOCATION OF PROXIES" and has not been revoked.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of May 15, 2001, the Company has issued and outstanding 8,621,897 fully paid and non-assessable Common shares, each share carrying the right to one vote. THE COMPANY HAS NO OTHER CLASSES OF VOTING SECURITIES.

To the knowledge of the directors and senior officers of the Company, the only persons or companies who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company are:

  --------------------------------------------------------------------
              Name                Number of Shares       Percentage
  --------------------------------------------------------------------
   Kern Capital Management(1)        1,194,000              13.8%
  --------------------------------------------------------------------

Notes:
(1)  Represents shares owned by holder as at February 8, 2001.
(2)  Table excludes shares registered in the names of clearing agencies.

ELECTION OF DIRECTORS

The Board of Directors presently consists of nine directors. It is intended to determine the number of directors at six and to elect six directors for the ensuing year. See "Corporate Governance - Composition of the Board".

The term of office of each of the present directors expires at the Meeting. The persons named below will be presented for election at the Meeting as management's nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. Each director elected will hold office until the next annual meeting of shareholders of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the By-laws of the Company, or the provisions of the Act. Pursuant to Section 171 of the Act, the Company is required to have an Audit Committee. As at the date hereof, the members of the Audit Committee are Terrence P. McGarty, Gerald F. Chew and Bruno Ducharme. It is intended to appoint new members to the Audit Committee after the Meeting. See "Corporate Governance - Audit Committee".

The following table sets out the names of the nominees for election as directors, the country in which each is ordinarily resident, all offices of the Company now held by each of them, their principal occupations, the period of time for which each has been a director of the Company, and the number of Common shares of the Company or any of its subsidiaries beneficially owned by each, directly or indirectly, or over which control or direction is exercised, as at the date hereof.

                                                                                                           Date of        Shares
       Name, Position and                        Principal Occupation or Employment(1)                 Appointment as a   Owned (1)
    Country of Residence (1)                                                                           Director of the
                                                                                                           Company
------------------------------------------------------------------------------------------------------------------------------------
Erik Dysthe                        Chief Executive Officer of the Company from March 2001 to            September 1995     375,794
Director and Chairman              present and from 1995 to 1998; Chairman of the Company
of the Company                     from 1995 to present.
Resident of Canada

------------------------------------------------------------------------------------------------------------------------------------
Terrence P. McGarty                Chairman and Chief Executive Officer, Zephyr Telecommunications      December 1995       1,170
Director                           Inc., 1998 to present; Chairman & Chief Executive Officer, The
Resident of the United States      Telmarc Group Inc., 1992 to 1998.

------------------------------------------------------------------------------------------------------------------------------------
Robert C. Harris, Jr.              Senior Managing Director, Bear, Stearns & Co. Inc., 1997 to          December 1995       50,330
Director                           present; Managing Director, Unterberg Harris, 1989 to 1997.
Resident of the United States

------------------------------------------------------------------------------------------------------------------------------------
Marc Rochefort                     Senior Partner, Desjardins Ducharme Stein Monast, General            May 1996         1,430
Director                           Partnership, Barristers & Solicitors, 1993 to present.
Resident of Canada

------------------------------------------------------------------------------------------------------------------------------------
Peter Ciceri                       President of Rogers Telecom, Inc. from 2000 to present;              Nominee           Nil
Director                           President and Managing Director of Compaq Canada Ltd. and
Resident of Canada                 Vice-President Compaq Canada Corporation (US) from 1996 to 2000.

------------------------------------------------------------------------------------------------------------------------------------
David R. VanValkenberg             Chairman, Balfour Associates from 2000 to present; Executive         Nominee           Nil
Director                           Vice President, MediaOne Group, Inc., 1999 to 2000; Executive
Resident of the United States      Vice President, MediaOne International, 1996 to 1999.

------------------------------------------------------------------------------------------------------------------------------------
Notes:
(1)  The  information  as to country of  residence,  principal  occupation,  and shares  beneficially owned is not within the knowledge of the management of the  Company  and  has  been  furnished  by the  respective  nominees.  The principal  occupation  or employment of the directors are for the past five years.  Share  information  does not include  Common  shares  issuable upon exercise of options.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Company's compensation program for all executive officers is administered by the Compensation Committee of the Board of Directors which is composed of two non-employee directors and one employee director. The compensation of the Chairman, Chief Executive Officer (CEO) and the President and Chief Operating Officer (COO) is determined by Compensation Committee. The CEO and President and COO had variable components to their compensation in the past financial year based on certain performance criteria. With respect to compensation for executive officers other than the Chairman, the CEO, or the President and COO, the Board of Directors reviews a compensation proposal prepared by the CEO and the President and COO, and approved by the Compensation Committee.

Objectives

The primary objectives of the Company's executive compensation program are to enable the Company to attract, motivate and retain outstanding individuals and to align their success with that of the Company's shareholders through the achievement of strategic corporate objectives and creation of shareholder value. The level of compensation paid to an individual is based on the individual's overall experience, responsibility and performance. The Company's executive compensation program consists of a base salary, performance bonuses and stock options. The Company furnishes other benefits to certain of its officers and other employees.

Chief Executive Officers and Executive Officers

There are currently 21 executive officers of the Company. For purposes of this section, "executive officer" of the Company means an individual who at any time during the year was the Chairman or a Vice-Chairman of the board of directors, where such person performed the functions of such office on a full-time basis; the President; any Vice-President in charge of a principal business unit such as sales, finance or production; any officer of the Company or of a subsidiary of the Company; and any other person who performed a policy-making function in respect of the Company.

Employment Agreements

The Company has entered into employment agreements with each of its Named Executive Officers (as hereinafter defined), providing for base salaries and incentive plan bonuses as approved by the Board of Directors of the Company, medical and dental benefits and reimbursement for certain expenses approved by the Company.

Termination Arrangements

The Company may terminate any of its officers for cause without any payment of any kind of compensation, except for such compensation earned to the date of such termination. The Company may terminate any of its officers without cause by giving notice and upon payment of all salary and bonuses owing up to the date of termination and a lump sum termination payment equal to their base annual salary. Any officer may terminate their employment with the Company at any time by giving four weeks written notice to the Board of Directors of the Company. In the event of a takeover or change of control of the Company, any officer of the Company may elect to terminate their employment and receive, in addition to compensation earned to the date of his termination, a lump sum payment equal to their annual base salary.

Pension Arrangements

The Company and its subsidiaries do not have any pension arrangements in place for the Named Executive Officers or any other officers.

Summary Compensation Table

The following table sets forth all compensation paid in respect of the individuals who were, at any time during the 2000, 1999 and 1998 financial years of the Company, Chief Executive Officer of the Company or its subsidiaries and the four most highly compensated executive officers among the Company and its subsidiaries (collectively "Named Executive Officers"):

                                                                                                           Long Term
                                                                     Annual Compensation                  Compensation
                                                                                                             Awards
                                                          -----------------------------------------   --------------------
                                                                                      Other Annual      Securities Under
                                          Years Ending      Salary        Bonus       Compensation          Options
Name and Principal Position               December 31       ($US)         ($US)           ($US)               (#)
---------------------------              -------------    ---------    ----------     -------------   --------------------
Kenneth R. Miller                             2000         203,879        24,465           N/A              100,000
Chief Executive Officer                       1999         185,460        29,674           N/A                Nil
                                              1998         121,294         Nil             N/A              150,000

Robert G. Cruickshank                         2000         177,931        21,352           N/A               25,000
President and Chief Operating Officer         1999         157,641        25,897           N/A               25,000
                                              1998           N/A           N/A             N/A              100,000

David Haak                                    2000         120,000        81,568           N/A                Nil
Vice President Sales, Americas                1999         120,000        10,000           N/A               15,000
                                              1998           N/A           N/A             N/A                N/A

Gene Mastro                                   2000         190,000        17,100           N/A                Nil
Senior Vice President, Sales                  1999         166,397       237,625           N/A               35,000
                                              1998         160,007         Nil             N/A                Nil

Douglas Engerman                              2000         150,000        13,500           N/A                Nil
Senior Vice President, Project                1999         135,207        74,808           N/A               5,000
Implementation and Customer Support           1998         134,991      125,491(1)         N/A               30,000
-----------------------------

(1) Non-recurring bonus paid to Mr. Engerman in connection with the Company's acquisition of Alliance Systems, Incorporated.


Stock Options

The following table sets forth stock options granted by the Company during the financial year ended December 31, 2000 to any of the Named Executive Officers:


                         Option Grants During the Financial Year Ended December 31, 2000

                                                                                        Market Value
                                                      % of Total                        of Securities
                                                        Options                          Underlying
                                      Securities      Granted to       Exercise or     Options on the    Expiration Date
                                    Under Options    employees in       Base Price      Date of Grant
Name                                 Granted(#)     Financial Year    ($US/Security)   ($US/Security)
------------------------------      -------------   --------------    --------------   ---------------   ----------------
Kenneth R. Miller (1)                  100,000           21.5%            $25.00           $25.00        January 1, 2005
Chief Executive Officer

Robert G. Cruickshank (2)               25,000           5.4%             $25.00           $25.00        January 1, 2005
President and Chief Operating
Officer

David Haak                               Nil              Nil              N/A               N/A               N/A
Vice President Sales, Americas

Gene Mastro                              Nil              Nil              N/A               N/A               N/A
Senior Vice President, Sales

Douglas Engerman                         Nil              Nil              N/A               N/A               N/A
Senior Vice President, Project
Implementation and Customer
Support
-------------------------------

(1)  Mr. Miller resigned as Chief Executive  Officer of the Company on March 26,
     2001 and was replaced by Erik Dysthe.

(2)  Mr.  Cruickshank  resigned as President and Chief Operating  Officer of the
     Company on April 20, 2001 and was replaced by Gerald F. Chew.


The following table sets forth details of each exercise of stock options during the financial year ended December 31, 2000 by any of the Named Executive Officers, and the financial year end value of unexercised options on an aggregate basis:

                 Aggregated Options Exercised During the Financial Year Ended December 31, 2000
                                      and Financial Year-End Option Values


                                                                       Unexercised Options
                                                                          At FY-End (#)          Value of Unexercised in the
                                      Securities       Aggregate           Exercisable/            Money-Options at FY-End
                                     Acquired on    Value Realized        Unexercisable               ($US) Exercisable/
               Name                  Exercise (#)        ($US)                                        Unexercisable (1)
----------------------------------- --------------- ---------------- ------------------------- ---------------------------------
Kenneth R. Miller                        Nil             Nil             244,721 (exercisable)        $0 (exercisable)
Chief Executive Officer                                                   77,779 (unexercisable)      $0 (unexercisable)

----------------------------------- --------------- ---------------- ------------------------- ---------------------------------
Robert G. Cruickshank                    Nil             Nil              69,166 (exercisable)        $0 (exercisable)
President and Chief Operating                                             80,834 (unexercisable)      $0 (unexercisable)
Officer
----------------------------------- --------------- ---------------- ------------------------- ---------------------------------
David Haak                               Nil             Nil              12,361 (exercisable)        $0 (exercisable)
Vice President Sales, Americas                                             2,639 (unexercisable)      $0 (unexercisable)
----------------------------------- --------------- ---------------- ------------------------- ---------------------------------
Gene Mastro                            16,500          503,363            29,055 (exercisable)        $0 (exercisable)
Senior Vice President, Sales                                              19,445 (unexercisable)      $0 (unexercisable)
----------------------------------- --------------- ---------------- ------------------------- ---------------------------------
Douglas Engerman                         Nil             Nil              26,388 (exercisable)        $0 (exercisable)
Senior  Vice  President, Project                                           8,612 (unexercisable)      $0 (unexercisable)
Implementation and Customer
Support
-------------------------------
(1)  Based on NASDAQ closing price of US$7.88 on December 31, 2000.
(2)  Includes  Options to purchase  common shares within 60 days after  December
     31, 2000.


Compensation of Directors

During the past fiscal year, the Company paid its outside directors a meeting stipend of US$2,500 for each board meeting they attended in person and US$1,000 for certain committee meetings. During the financial year ended December 31, 2000, the directors of the Company received aggregate cash compensation of US$88,000 for their services. The Directors were also reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as Directors.

Directors were also eligible to receive stock options issued pursuant to the Company's Stock Option Plan and in accordance with rules and policies of The Toronto Stock Exchange. On June 21, 2000 seven Directors were each granted 3,000 stock options with vesting over two years at an exercise price of US$27.00. These stock options are subject to the grantee being a Director on the date of vesting.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No director, executive officer, senior officer, proposed nominee for election as a director or associate or affiliate of any such director, senior officer or proposed nominee, is currently, or at any time during the financial year ended December 31, 2000 has been, indebted to the Company or its subsidiaries.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Management Proxy Circular, no insider, proposed nominee for election as a director, or any associate or affiliate of the foregoing, has had any material interest, direct or indirect, in any transaction or proposed transaction since the commencement of the Company's 2000 fiscal year which has materially affected or would materially affect the Company or any of its subsidiaries.

Directors' and Officers' Liability Insurance

As at May 18, 2001, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of U.S.$10,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended December 31, 2000 was US$185,000. No portion of these premiums was paid by the directors and officers of the Company. The policies provide for no deductible for any loss in connection with claims against a director or officer and deductibles of U.S.$250,000 for claims relating to violations of United States securities laws and U.S.$50,000 for other claims resulting in a loss for the Company.

PERFORMANCE GRAPH

The Company's  Common  shares  commenced  trading on The Toronto Stock  Exchange
(TSE) on December 20, 1995. Trading on The Nasdaq National Market commenced on November 26, 1996.

The following graph shows the cumulative total shareholder return on a $100 investment in MDSI shares for the five most recently completed fiscal years compared with the cumulative total return of the TSE 300 Stock Index over the same period. The graph assumes reinvestment of all dividends.


                    COMPARISON OF FIVE-YEAR CUMMULATIVE TOTAL
                  RETURN BETWEEN THE COMPANY AND TSE 300 INDEX


                         [PERFORMANCE GRAPH IN ORIGINAL]


Year Ended December 31        1995       1996       1997      1998      1999     2000
----------------------        ----       ----       ----      ----      ----     ----
TSE 300 Index                 100       125.74     142.32    137.78     178.73   198.77
MDSI                          100       220.51     276.92    282.05     379.49   117.95

CORPORATE GOVERNANCE

The Company's approach to corporate governance is set forth below.

Mandate of the Board

The mandate of the board of directors is to supervise the management of the business and affairs of the Company. In fulfilling its mandate, the board is responsible for, among other things:

(a)  adoption of a strategic planning process;
(b) identification of the principal risks of the Company's business and ensuring the implementation of the appropriate systems to manage these risks;
(c) succession planning for the Company including appointing, training and monitoring senior management;
(d) a communications  policy for the Company; and
(e) the integrity of the Company's internal control and management information systems.

The frequency of meetings of the board, as well as the nature of the items discussed, depend upon the state of the Company's affairs and the opportunities or risks which the Company faces.

Composition of the Board

The TSE Committee on Corporate Governance's report (the "TSE Report") issued in February 1995 recommends that a board of directors be constituted with a majority of individuals who qualify as "unrelated directors". The TSE Report defines an unrelated director as a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholdings. The TSE Report also recommends that in circumstances where a corporation has a "significant shareholder" (that is, a shareholder with the ability to exercise the majority of the votes for the election of the directors attached to the outstanding shares of the corporation) the board of directors should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder and which fairly reflects the investment in the corporation by shareholders other than the significant shareholder.

The directors have examined the relevant definitions in the TSE Report and have individually considered their respective interests and relationships in and with the Company. As a consequence, the board has determined that of its six proposed directors, five are unrelated directors and one is a related director. Mr. Dysthe is an "inside director" (i.e. directors who are officers and/or employees of the Company or any of its affiliates) and is, by definition, a "related director". The Company does not have a significant shareholder (as defined). The board considers its current size of nine directors to be inappropriate at the current time and intends to reduce its size to six directors, which it considers to be more suitable.

In response to the TSE Report, the board created a Corporate Governance and Nominating Committee which is responsible for, among other things, the Company's response to the TSE Report. The Company currently also has an Audit Committee and a Compensation Committee. Set out below is a description of the committees of the board, their mandates and their activities.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for the Company's response to the TSE Report and for monitoring and assessing the corporate governance system in place in the Company. The committee also monitors the Company's corporate disclosure policy and business conduct policy for its directors and officers as well as the effectiveness of the board, its size and composition, its committees and the individual performance of its directors. The committee is also responsible for identifying and recommending potential appointees to the board. The committee further ensures that an annual strategic planning process and review is carried out and periodically reviews the directors and officers third party liability insurance to ensure adequacy of coverage. The committee also approves an appropriate orientation and education program for new recruits to the board of directors. The Corporate Governance and Nominating Committee is currently composed of six directors, all of whom are unrelated directors. They are Marc Rochefort, Robert C. Harris, Jr., Gerald F. Chew, Bruno Ducharme, Terrence P. McGarty and John T. McLennan. It is intended to reduce the Corporate Governance and Nominating Committee to five members after the Meeting, each of whom will be an unrelated director.

Audit Committee

The Audit Committee reviews the annual and interim financial statements of the Company and certain other public disclosure documents required by regulatory authorities and makes recommendations to the board with respect to such statements and documents. The committee also makes recommendations to the board regarding the appointment of independent auditors, reviews the nature and scope of the annual audit as proposed by the auditors and management, reviews with management the risks inherent in the Company's business and risk management programs relating thereto and assesses the auditors' performance. The committee also reviews with the auditors and management the adequacy of the internal accounting control procedures and systems within the Company.

The Audit Committee is composed of three directors,  Terrence P. McGarty, Gerald
F. Chew and Bruno Ducharme, all of whom are unrelated directors. It is intended to appoint two new unrelated directors to the Audit Committee after the Meeting to replace the positions currently held by Messrs. Chew and Ducharme.

Compensation Committee

The mandate of the Compensation Committee is to ensure the ongoing and long-term development and deployment of high caliber senior management resources. The committee also ensures that compensation policy and practice is supportive of the Company's business strategies and that the relationship between senior management performance and compensation is appropriate. The committee is also charged with administering the Stock Option Plan and the Stock Purchase Plan of the Company. The committee reviews human resource matters with emphasis on overall strategy and programs relating to recruitment, development and continuity of personnel as well as the succession of senior management other than the Chairman and the Chief Executive Officer.

The Compensation Committee is composed of three directors, Robert C. Harris, Jr., Gerald F. Chew and Kenneth R. Miller, the majority of whom are unrelated directors. Mr. Miller was the Company's Chief Executive Officer during the financial year ended December 31, 2000. It is intended to appoint two new unrelated directors to the Compensation Committee after the Meeting to replace the positions currently held by Messrs. Chew and Miller, resulting in all committee members being unrelated directors.

Independence from Management

Mr. Dysthe was appointed Chief Executive Officer of the Company on March 26, 2001. The Corporate Governance and Nominating Committee and the board of directors have considered the issue of having an independent Chairman of the Board, i.e., a chairman who is not a member of management. Given the number of unrelated directors on the board and the fact that the Corporate Governance and Nominating Committee is comprised of all of the Company's outside directors who meet independently at least two times a year, the board supports Mr. Dysthe's continued chairmanship.

Decisions requiring Prior Approval

In addition to those matters which must by law or by the by-laws of the Company be approved by the board, management is required to seek board approval for major transactions, whether in the ordinary course of business or not.

Other

The Company considers its orientation and education program for new directors to be an important element in ensuring responsible corporate governance. In addition to extensive discussions with respect to the business and operations of the Company, a new director receives records of historical public information on the Company together with the mandates and prior minutes of applicable committees of the board. In addition, board meetings are regularly held at the Company's office in order to assist the directors in better understanding the Company's operations.

Through its investor relations department, the Company receives and responds to shareholder inquiries. Shareholder inquiries and concerns are dealt with promptly by senior management of the Company. To date, the board has not been required to take an active role in responding to shareholder inquiries and concerns.

In certain circumstances it may be appropriate for an individual director to engage an outside advisor at the expense of the Company. The engagement of the outside advisor would be subject to the approval of the Corporate Governance and Nominating Committee.

APPOINTMENT OF AUDITORS

The management of the Company will recommend to the Meeting to appoint Deloitte & Touche as auditors of the Company and to authorize the directors to fix their remuneration. Deloitte & Touche were first appointed auditors of the Company on September 11, 1995.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Management of the Company knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting accompanying this Management Proxy Circular. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Management Proxy Circular to vote the same in accordance with their best judgement of such matters.

GENERAL

All matters referred to herein for approval by the shareholders require a simple majority of the shareholders voting (disinterested, where applicable), in person or by proxy, at the Meeting.

AVAILABILITY OF DOCUMENTS

The Company will provide to any person or company one copy of any of the following documents:

(a) the latest annual information form of the Company, together with any document, or the pertinent pages of any document, incorporated therein by reference, filed with the applicable regulatory authorities;

(b) the comparative financial statements of the Company for its most recently completed financial year in respect of which financial statements have been issued together with the accompanying report of the auditor and any interim financial statements of the Company, filed with the applicable regulatory authorities subsequent to the filing of the annual financial statements; and

(c) the management proxy circular of the Company in respect of its most recent annual meeting of shareholders that involved the election of directors, filed with the applicable regulatory authorities.

Copies of the above documents will be provided free of charge to security holders of the Company upon request to the Corporate Secretary at the Company's head office: 10271 Shellbridge Way, Richmond, British Columbia, V6X 2W8. Telephone number: (604) 207-6000; fax number (604) 207-6060.

DIRECTORS' APPROVAL

The contents and sending of this Management Proxy Circular have been approved by the Directors of the Company.

DATED at Richmond, British Columbia, this 18th day of May, 2001.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Erik Dysthe
                                   Erik Dysthe
                                   Chairman of the Board